Exhibit 99.2

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

For the 3 months ending March 31, 2013 and 2012

	1st Quarter
(in thousands, except per share data)	2013	2012	Change
Operating Revenues
Oil and gas operations	$254,994	$223,957	$31,037
Natural gas distribution	237,685	194,487	43,198

Total operating revenues	492,679	418,444	74,235

Operating Expenses
Cost of gas	95,442	59,586	35,856
Operations and maintenance	145,837	110,561	35,276
Depreciation, depletion and amortization	115,295	94,534	20,761
Asset impairment	—	21,545	(21,545)
Taxes, other than income taxes	28,772	26,235	2,537
Accretion expense	1,997	1,813	184

Total operating expenses	387,343	314,274	73,069

Operating Income	105,336	104,170	1,166

Other Income (Expense)
Interest expense	(16,754)	(15,425)	(1,329)
Other income	1,758	2,032	(274)
Other expense	(69)	(113)	44

Total other expense	(15,065)	(13,506)	(1,559)

Income Before Income Taxes	90,271	90,664	(393)
Income tax expense	33,579	33,258	321

Net Income	$56,692	$57,406	$(714)

Diluted Earnings Per Average Common Share	$0.78	$0.79	$(0.01)

Basic Earnings Per Average Common Share	$0.79	$0.80	$(0.01)

Diluted Avg. Common Shares Outstanding	72,288	72,326	(38)

Basic Avg. Common Shares Outstanding	72,143	72,102	41

Dividends Per Common Share	$0.145	$0.14	$0.005

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of March 31, 2013 and December 31, 2012

(in thousands)	March 31, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$20,303	$9,704
Accounts receivable, net of allowance	242,421	277,900
Inventories	37,656	63,994
Regulatory asset	24,135	45,515
Other	41,245	28,007

Total current assets	365,760	425,120

Property, Plant and Equipment
Oil and gas properties, net	4,853,675	4,673,886
Utility plant, net	852,299	842,643
Other property, net	25,218	25,107

Total property, plant and equipment, net	5,731,192	5,541,636

Other Assets
Regulatory asset	109,002	110,566
Long-term derivative instruments	26,199	40,577
Other	61,939	57,991

Total other assets	197,140	209,134

TOTAL ASSETS	$6,294,092	$6,175,890

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Long-term debt due within one year	$75,000	$50,000
Notes payable to banks	712,000	643,000
Accounts payable	285,920	257,579
Regulatory liability	41,886	45,116
Other	159,093	164,087

Total current liabilities	1,273,899	1,159,782

Long-term debt	1,078,529	1,103,528

Deferred Credits and Other Liabilities
Regulatory liability	68,812	80,404
Deferred income taxes	931,628	905,601
Long-term derivative instruments	9,705	11,305
Other	240,095	238,580

Total deferred credits and other liabilities	1,250,240	1,235,890

Total Shareholders’ Equity	2,691,424	2,676,690

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,294,092	$6,175,890

SELECTED BUSINESS SEGMENT DATA (UNAUDITED)

For the 3 months ending March 31, 2013 and 2012

	1st Quarter
(in thousands, except sales price data)	2013	2012	Change
Oil and Gas Operations (GAAP)
Operating revenues
Natural gas	$71,072	$75,580	$(4,508)
Oil	161,812	124,314	37,498
Natural gas liquids	21,116	23,712	(2,596)
Other	994	351	643

Total (GAAP)	$254,994	$223,957	$31,037

Oil and Gas Operations excluding mark-to-market (Non-GAAP)
Operating revenues
Natural gas	$75,447	$75,297	$150
Oil	198,464	166,234	32,230
Natural gas liquids	21,137	22,747	(1,610)
Other	994	351	643

Total (Non-GAAP)*	$296,042	$264,629	$31,413

Production volumes
Natural gas (MMcf)	17,688	19,092	(1,404)
Oil (MBbl)	2,317	1,953	364
Natural gas liquids (MMgal)	27.6	26.0	1.6
Total production volumes (MMcfe)	35,526	34,530	996
Total production volumes (MBOE)	5,921	5,755	166
Revenue per unit of production including effects of designated cash flow hedges
Natural gas (Mcf)	$4.27	$3.94	$0.33
Oil (barrel)	$85.66	$85.12	$0.54
Natural gas liquids (gallon)	$0.77	$0.87	$(0.10)
Revenue per unit of production excluding effects of all derivative instruments
Natural gas (Mcf)	$3.31	$2.67	$0.64
Oil (barrel)	$82.44	$98.58	$(16.14)
Natural gas liquids (gallon)	$0.68	$0.95	$(0.27)
Other data
Lease operating expense (LOE)
LOE and other	$81,546	$56,612	$24,934
Production taxes	14,363	14,162	201

Total	$95,909	$70,774	$25,135

Depreciation, depletion and amortization	$104,566	$84,088	$20,478
Asset impairment	$—	$21,545	$(21,545)
General and administrative expense	$24,695	$17,943	$6,752
Capital expenditures	$285,053	$340,967	$(55,914)
Exploration expenditures	$1,500	$1,789	$(289)
Operating income	$26,327	$26,005	$322

*	Operating revenues excluding mark-to-market losses of $41,048 and $40,672 in first quarter 2013 and 2012, respectively.

Natural Gas Distribution
Operating revenues
Residential	$162,739	$130,509	$32,230
Commercial and industrial	57,599	46,756	10,843
Transportation	18,240	15,598	2,642
Other	(893)	1,624	(2,517)

Total	$237,685	$194,487	$43,198

Gas delivery volumes (MMcf)
Residential	10,382	8,238	2,144
Commercial and industrial	4,207	3,442	765
Transportation	12,790	12,036	754

Total	27,379	23,716	3,663

Other data
Depreciation and amortization	$10,729	$10,446	$283
Capital expenditures	$19,697	$14,943	$4,754
Operating income	$79,293	$78,560	$733